                                                           Exhibit 11
                                                           ----------
                             CONRAIL INC.
                             -----------
                EARNINGS (LOSS) PER SHARE COMPUTATIONS
                --------------------------------------
                   ($ In Millions Except Per Share)


                                               Quarters ended
                                                  March 31,
                                          ----------------------
                                              1994        1993
                                              ----        ----
    Income before the cumulative effect
    -----------------------------------
    of changes in accounting principles (1)
    -----------------------------------
    Primary
    Income (loss)                             $(32)       $ 46
    Dividends declared on Series A
    ESOP convertible junior preferred
    stock (ESOP Stock), net of
    tax benefits                                (3)         (3)
                                              ----        ----
                                              $(35)       $ 43
                                              ====        ====


    Fully diluted
    Income (loss)                              (32)         46
    Dividends declared on ESOP Stock,
    net of tax benefits                         (3)         (3)
                                              ----        ----
                                              $(35)       $ 43
                                              ====        ====

    Weighted average number of shares
    ---------------------------------
    Primary
    Weighted average number of
    common shares outstanding           79,628,510  79,874,152
    Effect of shares issuable
    under stock option plans (2)            -        1,107,994
                                        ----------  ----------
                                        79,628,510  80,982,146
                                        ==========  ==========
    Fully diluted (3)
    Weighted average number of
    common shares outstanding           79,628,510  79,874,152
    Effect of shares issuable
    under stock option plans (2             -        1,107,994
                                        ----------  ----------
                                        79,628,510  80,982,146
                                        ==========  ==========

    Income (loss) per common share before
    the cumulative effect of changes in
    accounting principles
    Primary                                  $(.45)       $.52
    Fully diluted                             (.45)        .52

                                                           Exhibit 11
                                                           ----------


                             CONRAIL INC.
                             -----------
                EARNINGS (LOSS) PER SHARE COMPUTATIONS
                --------------------------------------
                   ($ In Millions Except Per Share)



                                                  Quarters ended
                                                      March 31,
                                                 ----------------
                                                 1994        1993
                                                 ----        ----
    Charges relative to the cumulative effect
    -----------------------------------------
    of changes in accounting principles (1)
    -----------------------------------
    Primary and fully diluted
    Postretirement benefits                                  $(22)
    Income taxes                                              (52)
                                                             ----
                                                             $(74)
                                                             ====

    Weighted average number of shares (*)
                                                       80,982,146
                                                       ==========
    Charges per common share relative
    to the cumulative effect of
    changes in accounting principles
    Postretirement benefits                                 $(.27)
    Income taxes                                             (.64)
                                                            -----
                                                            $(.91)
                                                            =====




    (*)  See Page 1 of 4 for components.


                                                           Exhibit 11
                                                           ----------

                             CONRAIL INC.
                             -----------
                EARNINGS (LOSS) PER SHARE COMPUTATIONS
                --------------------------------------
                   ($ In Millions Except Per Share)


                                              Quarters ended
                                                 March 31,
                                             ----------------
                                             1994        1993
                                             ----        ----
  Net loss
  --------
   Primary
    Net loss                                 $(32)       $(28)
    Dividends declared on Series A
    ESOP convertible junior preferred
    stock (ESOP Stock), net of tax
    benefits                                   (3)         (3)
                                             ----        ----
                                             $(35)       $(31)
                                             ====        ====

   Fully diluted
    Net loss                                  (32)        (28)
    Dividends declared on ESOP Stock,
    net of tax benefits                        (3)         (3)
                                             ----        ----
                                             $(35)       $(31)
                                             ====        ====

  Weighted average number of shares (*)
  ---------------------------------
     Primary                           79,628,510  80,982,146
                                       ==========  ==========

     Fully diluted                     79,628,510  80,982,146
                                       ==========  ==========


   Net loss per common share
     Primary                                $(.45)      $(.39)
     Fully diluted                           (.45)       (.39)





    (*)  See Page 1 of 4 for components.



                                                           Exhibit 11
                                                           ----------



                             CONRAIL INC.
                             -----------
                EARNINGS (LOSS) PER SHARE COMPUTATIONS
                --------------------------------------
                   ($ In Millions Except Per Share)




    Notes:  1. Conrail adopted Statement of Financial Accounting
               Standards No. 106 ("Employers' Accounting for Postretirement Benefits Other Than Pensions") and Statement of Financial Accounting Standards No. 109 ("Accounting for Income Taxes") effective January 1, 1993. As a result, Conrail recorded cumulative after tax charges of $22 million, or $.27 per share, primary and fully diluted, and $52 million, or $.64 per share, primary and fully diluted, respectively.

            2. The effects of shares issuable under stock option
               plans were antidilutive for the first quarter of 1994 and were excluded from the per share calculations.

            3. The effects of the assumed conversion of Series A
               ESOP convertible junior preferred stock were antidilutive for both the first quarters of 1993 and 1994 and were excluded from the per share calculations.













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